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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
              ----------------------------------------------------
                                    FORM 8-K
                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1933

                                November 16, 2004
                Date of Report (Date of earliest event reported)
              ----------------------------------------------------

                               ACS HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

                                     NEVADA
         (State or other jurisdiction of incorporation or organization)

                                   88-0503197
                      (IRS Employer Identification Number)

                             7658 MUNICIPAL DRIVE .
                             ORLANDO, FLORIDA 32819
               (Address of principal executive offices) (ZIP Code)

                      DAVID EISON, CHIEF OPERATING OFFICER
                               ACS HOLDINGS, INC.
                               7658 MUNICPAL DRIVE
                                ORLANDO, FL 32819
                     (Name and address of agent for service)

                                 (407) 226-6866
          (Telephone number, including area code of agent for service)

          -------------------------------------------------------------
                                    COPY TO:
                                Thomas Puzzo, Esq
                               The Otto Law Group

Item 1. CHANGE OF CONTROL OF REGISTRANT. None

Item 2. ACQUISITION OR DISPOSITION OF ASSETS. None

Item 3. BANKRUPTCY OR RECEIVERSHIP. None

Item 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.  None

Item 5. OTHER EVENTS. On November 15, 2004, the Chief Executive Officer, Walter
H. Roder, II, tendered his resignation to the Board of Directors. The resignation was accepted by the Board of Directors on November 16, 2004. ACS Holdings, Inc. recently elected to be governed as a business development company under the Investment Company Act of 1940. Its primary portfolio company is the stored-value debit cards pioneered by Mr. Roder and the Company will continue to manage this portfolio company but the opportunities presented to the Company will likely include other investments in growing companies in the industry. Mr. Roder, while he remains a significant shareholder, elected to relinquish day-to-day management to the current management of the stored-value debit card business. He has also elected to step down from the board so that new independent directors could be appointed consistent with the requirements and process of the Company's election to be governed as a business development company.

Item 6. RESIGNATION OF REGISTRANT'S DIRECTORS. On November 15, 2004, Walter H. Roder, II submitted his resignation as a director which resignation was accepted by the remaining members of the Board of Directors in a special meeting called on November 16, 2004.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS.  None.

Item 8. CHANGE IN FISCAL YEAR. None.

Item 9. REGULATION FD DISCLOSURE.  None.

EXHIBITS.  None


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following person on behalf of the Registrant and in the capacity thereunto duly authorized, in Orlando, Florida, on the 22th day of November, 2004.

ACS Holdings, Inc.



By:/s/ David Eison
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      David Eison, Chief Operating Officer